Exhibit 10.(h)

CUMMINS INC.
EMPLOYEE STOCK PURCHASE PLAN

Restated as of January 1, 2009

Section 9.01.	Amendment	9
Section 9.02.	Termination	9

ARTICLE X.	MISCELLANEOUS PROVISIONS	9

Section 10.01.	Statements	9
Section 10.02.	Tax Matters	10
Section 10.03.	Limitation on the Employers’ and the Administrator’s Liability	10
Section 10.04.	Transfer; Assignment	10
Section 10.05.	Effect of Financial Hardship Distribution	10

ARTICLE I.
GENERAL PROVISIONS

Section 1.01.                         Restatement.  Cummins Inc. (“Cummins”) established the Cummins Inc. Employee Stock Purchase Plan (“Plan”), effective November 1, 1998.  Cummins hereby restates the Plan, effective January 1, 2009.

Section 1.02.                         Purpose.  The purpose of the Plan is to allow eligible employees of Cummins and its subsidiaries and affiliates (“Employer”) to purchase shares of Cummins common stock at a discount.  The Plan is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

ARTICLE II.
DEFINED TERMS AND RULES OF CONSTRUCTION

Section 2.01.                         Definitions.  For purposes of the Plan, the following terms, when capitalized, have the meanings set out below:

(a)                                  “Account” means, with respect to a Participant, the account established by the Administrator for the Participant pursuant to Section 4.01.

(b)                                 “Administrator” means Solomon Smith Barney or such other administrator as Cummins, in its discretion, may designate.

(c)                                  “Applicable Form” means the form designated and provided by the Employer or Administrator for making an election or providing a notice required by the Plan.  To the extent permitted by applicable law, the Employer or Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a paper form.

(d)                                 “Base Pay” means, with respect to a Participant, his base salary or hourly wages, exclusive of allowances, incentive pay, reimbursed expenses, overtime pay, fringe benefits, and other similar forms of payment.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)                                    “Commission” means the United States Securities and Exchange Commission.

(g)                                 “Employer” means Cummins and its subsidiaries and affiliates.

(h)                                 “Common Stock” means the common stock of Cummins.

(i)                                     “Cummins” means Cummins Inc.

(j)                                     “Eligible Employee” means an Employee (i) employed by an Employer in the United States, or (ii) in the case of a citizen or resident of the United States working outside of the United States, employed by an Employer outside the United States, provided, in each case, that the Employee is, in the judgment of Cummins, employed at a work location having sufficient payroll system capabilities to support the Plan.

(k)                                  “Employee” means a common law employee of an Employer, excluding, however, any person paid through the payroll of an unrelated third party, even if such person is determined to be a common law employee of an Employer.

(l)                                     “Employer” means Cummins and its subsidiaries and affiliates.

(m)                               “Employer Contribution” means, with respect to a Participant for a month, an amount sufficient to result in the Participant receiving the specified discount (as determined pursuant to the next sentence) on the Plan Shares purchased for the Participant on the Purchase Date occurring in the next following month.  The specified discount shall be 10%; provided, however, Cummins may, in its sole discretion, change or eliminate the specified discount by providing at least 30 days written notice of the change to Participants.

(n)                                 “Participant” means a current or past Eligible Employee who has become a Participant pursuant to Section 3.03 and who has not ceased to be a Participant pursuant to Section 3.04.

(o)                                 “Plan” means the Cummins Inc. Employee Stock Purchase Plan, as set out herein, as amended from time to time.

(p)                                 “Plan Shares” means shares of Common Stock.

(q)                                 “Purchase Date” means the fifth day of a month, or if the principal exchange on which Common Shares are sold is not open on such date, the next preceding date on which such exchange is open.

Section 2.02.                         Rules of Interpretation and Governing Law.  The following rules shall be applied in interpreting the Plan:

(a)                                  The Plan shall be interpreted, enforced, and administered and the validity thereof determined in accordance with the internal laws of the State of Indiana without regard to conflict of law principles and the following rules.

(b)                                 Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

(c)                                  The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the interpretation of any provision of the Plan.

(d)                                 If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

ARTICLE III.
ELIGIBILITY AND PARTICIPATION

Section 3.01.                         Eligibility.  Only Eligible Employees may participate in the Plan.

Section 3.02.                         Participation.  To become a Participant, an Eligible Employee must submit to his Employer or the Administrator, as directed, all Applicable Forms required for participation, including one or more forms (i) authorizing his Employer to withhold payroll deductions to be used for the purchase of Common Stock pursuant to the Plan and (ii) an investment authorization form authorizing his Employer and/or the Administrator to act as his agent for the purposes described therein.

Section 3.03.                         Effective Date of Participation.  An Employee shall become a Participant, effective as of the first payroll date occurring after the month in which he has satisfied the requirements of Section 3.02.

Section 3.04.                         End of Participation.  A Participant shall cease to be such upon the distribution of all amounts credited to his Account.

ARTICLE IV.
ACCOUNTS, CONTRIBUTIONS, AND PURCHASES

Section 4.01.                         Accounts.  The Administrator shall establish an Account for each Participant as that Participant’s agent.

Section 4.02.                         Payroll Deduction Contributions.  As a condition of participation, an Eligible Employee must elect on an Applicable Form to have a percentage of his Base Pay withheld from his cash compensation to be used for the purchase of Common Shares pursuant to the Plan.  The minimum payroll deduction contribution shall be 1% of Base Pay, and the maximum contribution 15% of Base Pay; provided, however, Cummins may, in its sole discretion, change the minimum and/or maximum contribution amount at any time.  A Participant may change his elected payroll deduction contributions at any time by filing a new Applicable Form with his Employer or the Administrator, as directed, in which case his new election will become effective as soon as administratively feasible after it is received.  The Employer shall forward amounts withheld from a Participant’s cash compensation during a month to the Administrator for the purchase of Plan Shares on the Purchase Date occurring in the next following month.

Section 4.03.                         Employer Contributions.  The Employer shall forward the required Employer Contributions for each Participant on account of his payroll deduction contributions during a month to the Administrator for the purchase of Plan Shares on the Purchase Date occurring in the next following month.

Section 4.04.                         Credits to Accounts.  Contributions for a Participant shall be credited to a Participant’s Account when received by the Administrator.  In addition, unless otherwise elected by the Participant, cash dividends on Plan Shares allocated to his Account shall be credited to his Account at the time such dividends are paid.  Any stock dividends or shares received as a result of a stock split on any Plan Shares credited to a Participant’s Account shall be credited to the Participant’s Account when received by the Administrator.

Section 4.05.                         Application of Cash.  Except as otherwise expressly provided herein, the Administrator shall apply all cash credited to a Participant’s Account under Section 4.04 to the purchase of whole and fractional Plan Shares on the Purchase Date and shall credit such Plan Shares to the Participant’s Account.  In making such purchases, the Administrator may commingle the cash credited to all Participants’ Accounts.

ARTICLE V.
PURCHASE AND SALE OF PLAN SHARES

Section 5.01.                         Purchase of Plan Shares.  The Administrator shall purchase Plan Shares in negotiated transactions or on any securities exchange or other securities trading facility on which Common Stock is traded.  The purchases shall be on terms as to price, delivery, and other matters, and shall be executed through those brokers or dealers, as the Administrator may determine.  Under certain circumstances, observance of the rules and regulations of the Commission or applicable securities exchange or other securities trading facility may require temporary suspension of purchases by the Administrator or may require that a purchase be spread over a longer period than indicated in Section 4.05.  In that event, purchases shall be made or resumed when permitted by the rules and regulations of the Commission or applicable securities exchange or other securities trading facility; and the Administrator shall not be accountable for its inability to make all purchases within the applicable period.  If any Commission, securities exchange, or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Administrator shall remit to each Participant promptly after the end of such period all cash credited to the Participant’s Account attributable to the Participant’s payroll deductions and cash dividends paid on Plan Shares credited to the Participant’s Account.

Section 5.02.                         Certificates for Plan Shares.  The Administrator shall hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Administrator determines appropriate.  No certificate representing Plan Shares purchased for a Participant’s Account shall be issued to the Participant unless and until his Account is terminated.

Section 5.03.                         Sale of Plan Shares.  A Participant may request that the Administrator sell all or any part of his Plan Shares at any time.  A Participant who wishes to sell any part of his Plan Shares may do so by provided notice to the Administrator on an Applicable Form.  Upon receipt of the notice, the Administrator, as the Participant’s agent, shall sell the number of Plan Shares specified in the Participant’s notice within five business days after receiving the Participant’s notice of instruction to sell and shall deliver to the Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale.  Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant shall be based on the average sales price of all shares aggregated and sold.  Any sale may, but need not, be made by purchase for other Accounts, in which case the price shall be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the stock is traded on the date on which the Administrator receives notice of the Participant’s notice of instruction to sell, or, if the stock is not traded on such date, the mean on the next prior date on which the Common Stock was so traded.  Any fractional shares that are not sold shall be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange on which Common Stock is traded on the date on which the Administrator receives notice of the Participant’s notice of instruction to sell or, if the stock is not traded on such date, the mean on the next prior date on which the Common Stock was so traded.  If a Participant elects to sell all of his Plan Shares, the Participant shall be deemed to have terminated participation in the Plan, and the provisions of Section 6.01 shall apply.

ARTICLE VI.
TERMINATION OF PARTICIPATION

Section 6.01.                         Termination of Participation.  A Participant may terminate his or her participation in the Plan at any time by providing written notice to his Employer.  The Employer shall inform the Administrator of a Participant’s election to terminate participation within ten business days after it receives the Participant’s notice.  As soon as practicable (and not more than 20 days) after the Administrator receives notice from the Employer, unless a Participant makes a contrary election, the Administrator shall send to the terminating Participant, at a reasonable charge, a certificate representing the full Plan Shares credited to his Account and a check for the net proceeds of any fractional share credited to his Account.  If a Participant elects to terminate and continues to be an Employee, he may not rejoin the Plan for a period of six months from the date of the termination.  In any case of termination, the Administrator shall, if the Participant elects, sell, as the Participant’s agent, all or part of the Participant’s Plan Shares within five business days after receiving the Participant’s written instruction to sell his Plan Shares, and shall deliver to Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale.  Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant shall be based on the average sales price of all shares aggregated and sold.  Any sale may, but need not, be made by purchase for other Accounts, in which case the price shall be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the Common Stock is traded on the date on which the Administrator receives the notice of termination or, if the Common Stock is not traded on such date, the mean on the next prior date on which it was so traded.  On termination, fractional shares credited to a Participant’s Account that are not aggregated and sold shall be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange or inter-dealer quotation system on which Common Stock is traded on the date on which the Administrator receives the notice of termination or, if the Common Stock is not so traded on such date, the mean on the next prior date on which is was so traded.

ARTICLE VII.
VOTING AND TENDER OF PLAN SHARES

Section 7.01.                         Voting of Plan Shares.  The Administrator shall vote Plan Shares credited to a Participant’s Account as instructed by the Participant on an Applicable Form provided to the Administrator at least five days (or such shorter period as the law may require) before the meeting at which such Plan Shares are to be voted.  The Administrator shall not vote Plan Shares for which no instructions have been received.

Section 7.02.                         Tender or Exchange Offer.  If a tender offer or exchange offer for the Common Stock is initiated, the Administrator, upon receipt of information with respect thereto as the holder of record of the Plan Shares, shall either (i) forward, or provide for forwarding, to each Participant, the information provided by the offeror to holders of record of Common Stock or (ii) provide to the offeror the name and mailing address of each Participant, as reflected on the records of the Administrator, with instructions to mail such material to each Participant.  The Administrator shall tender all or part of a Participant’s Plan Shares in response to written instructions from the Participant in such form as the Administrator may reasonably require and only if such instructions are received by the Administrator at least five days (or such shorter period as may be required by law) before termination of the offer.  Unless the Administrator has received instructions in accordance with the previous sentence, it will not tender a Participant’s Plan Shares.  Except to the extent that disclosure is required to tender Plan Shares pursuant to proper written instructions, the Administrator shall maintain the confidentiality of a Participant’s election to tender or not tender Plan Shares.

ARTICLE VIII.
PLAN EXPENSES

Section 8.01.                         Expenses.  Cummins shall pay the service charges, brokerage, costs of mailing and other charges incurred in connection with the purchase of Plan Shares.  The cost of selling Plan Shares shall be borne by Participants, as provided herein.

ARTICLE IX.
AMENDMENT AND TERMINATION

Section 9.01.                         Amendment.  Cummins may, in its sole discretion, amend this Plan at any time; provided, however, except as required by law, no amendment shall be retroactive, nor shall any amendment deprive any Participant of amounts credited to his Account.

Section 9.02.                         Termination.  Cummins may, in its sole discretion, terminate the Plan at any time.

ARTICLE X.
MISCELLANEOUS PROVISIONS

Section 10.01.                  Statements.  The Administrator shall provide or make available to Participants periodic statements summarizing the transactions in the Participant’s Account since the most recent available statement.

Section 10.02.                  Tax Matters.  Each Participant is responsible for all taxes (whether local, state or federal) due because of Employer Contributions, the payment of a dividend, or the sale of Plan Shares credited to his Account.  The Administrator shall timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities, and Participants the information returns required by the Code and applicable state statutes, presently Forms 1099-Div and 1099-B.  All Employer Contributions shall constitute taxable income to the Participant to whose Account they are credited and shall be reported to the United States Internal Revenue Service on the Participant’s Form W-2 as taxable earnings.

Section 10.03.                  Limitation on the Employers’ and the Administrator’s Liability.  The Employers and the Administrator shall not be liable for any action that is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:

(a)                                  Arising out of failure to terminate a Participant’s Account upon the Participant’s death or otherwise before the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Administrator;

(b)                                 With respect to the prices at which Plan Shares are purchased or sold for a Participant’s Account and the timing and terms on which the purchase or sale is made; or

(c)                                  For the market value, or any fluctuation in the market value, after purchase or sale of Plan Shares for a Participant’s Account.

Section 10.04.                  Transfer; Assignment.  Except as is expressly provided in this Plan, no Participant may sell, pledge, hypothecate, or otherwise assign or transfer his Account, any interest in his Account, or any cash or stock credited to his Account.  Any attempt to sell, pledge, hypothecate, assign, or transfer his Account, any interest in his Account, or any cash or stock credited to his Account shall be void.

Section 10.05.                  Effect of Financial Hardship Distribution.  A Participant who receives a financial hardship distribution from a qualified cash or deferred arrangement described in Section 401(k) of the Code that is maintained by an Employer may not contribute to the Plan for a period of six months after receipt of the financial hardship distribution.  The Participant must submit a new Applicable Form to recommence contributions to the Plan after receiving such a financial hardship distribution.